UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 25, 2021

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBLAQ	*
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value (represented by depositary shares each representing a 1/10th fractional share)	CBLDQ	*
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value (represented by depositary shares each representing a 1/10th fractional share)	CBLEQ	*

*On November 2, 2020, the NYSE announced that (i) it had suspended trading in the Company’s stock and (ii) it had determined to commence proceedings to delist the Company’s common stock, as well as the depositary shares each representing a 1/10th fractional share of the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) and the depositary shares each representing a 1/10th fractional share of the Company’s 6.625% Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), due to such securities no longer being suitable for listing based on “abnormally low” trading price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. Since November 3, 2020, the Company’s common stock and such depositary shares are currently trading on the OTC Markets, operated by the OTC Markets Group, Inc., under the respective trading symbols listed in the preceding table.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2021, CBL & Associates Properties, Inc. (the “Company”) held its annual meeting of shareholders.  The matters that were submitted to a vote of shareholders and the related results are as follows:*

1.   The following directors were elected to serve for a term of one-year and until their respective successors are elected and qualified:

•	Charles B. Lebovitz (72,373,066 votes for, 4,117,818 votes withheld, 53,675,282 broker non-votes and no abstentions);
•	Stephen D. Lebovitz (72,611,444 votes for, 3,879,440 votes withheld, 53,675,282 broker non-votes and no abstentions);
•	A. Larry Chapman (73,058,852 votes for, 3,432,032 votes withheld, 53,675,282 broker non-votes and no abstentions);
•	Matthew S. Dominski (73,233,152 votes for, 3,257,732 votes withheld, 53,675,282 broker non-votes and no abstentions);
•	John D. Griffith (73,309,643 votes for, 3,181,241 votes withheld, 53,675,282 broker non-votes and no abstentions);
•	Richard J. Lieb (73,322,360 votes for, 3,168,524 votes withheld, 53,675,282 broker non-votes and no abstentions);
•	Kathleen M. Nelson (73,152,744 votes for, 3,338,140 votes withheld, 53,675,282 broker non-votes and no abstentions); and
•	Carolyn B. Tiffany (73,339,619 votes for, 3,151,265 votes withheld, 53,675,282 broker non-votes and no abstentions)
•	Scott D. Vogel (73,631,154 votes for, 2,859,730 votes withheld, 53,675,282 broker non-votes and no abstentions)
2.

Deloitte & Touche, LLP was ratified as the Company’s independent registered public accountants for its fiscal year ending December 31, 2021 (127,943,298 votes for, 2,008,547 votes against, 214,321 abstentions and no broker non-votes).

3.

The advisory vote on the Company’s executive compensation program for its named executive officers, as disclosed in the Company’s proxy statement for the 2021 annual meeting, was approved (70,403,713 votes for, 5,624,028 votes against, 463,143 abstentions and 53,675,282 broker non-votes).  The Company’s Compensation Committee will consider the results of this advisory vote in making future decisions on named executive officer compensation.

*    Total votes cast for each nominee or matter, as well as broker non-votes, may vary due to the rounding of fractional shares included in the totals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: May 27, 2021